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                                                                    EXHIBIT 99.3

                 CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.
                           PRELIMINARY PROXY MATERIAL

                        BALLY GAMING INTERNATIONAL, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 2, 1996

 KNOW ALL MEN BY THESE PRESENTS that the undersigned stockholder of BALLY GAMING INTERNATIONAL, INC. the ("Company") does hereby constitute and appoint RICHARD GILLMAN and NEIL E. JENKINS (the "Proxies") and each of them (each with full power of substitution of another) as attorneys, agents and proxies, for and in the name, place and stead of the undersigned, and with all the powers the undersigned would possess if personally present, to vote as instructed on the reverse side hereof, all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 2, 1996 at 9 A.M. local time at the Alexis Park Resort located at 375 East Harmon Avenue, Las Vegas, Nevada, and at any adjournment or adjournments thereof, all as set forth in the Notice of Annual Meeting and Proxy Statement/Prospectus.

 In their discretion, the Proxies are authorized to vote upon such other and further business as may properly come before the meeting.

 THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2.

                                    (Continued and to be signed on reserve side)
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[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

                    FOR        WITHHELD
1. Election of   [      ]      [      ]
   Directors.

For, except vote withheld for the following nominee(s):

To elect the following directors to hold office until the earlier of (i) the effective time of the Merger (as defined in the Agreement) or (ii) the next Annual Meeting of Stockholders and until their successors are duly elected and qualified: Richard Gillman, Hans Kloss, Neil E. Jenkins, Charles C. Carella, James J. Florio, Lewis Katz and Kenneth D. McPherson. In the event authority to vote for a certain nominee or nominees is to be withheld, indicate on the line below the name(s) of such nominee(s):

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2. To approve the Agreement and Plan of Merger, dated as of October 17, 1995, as amended and restated, by and among the Company, BGII Acquisition Corp. and Alliance Gaming Corporation ("Alliance"), as amended and restated (the "Agreement") including the merger of the Company with a subsidiary of Alliance pursuant to the terms of such Agreement and Plan of Merger and the approval of the 1994 Stock Option Plan for Non-Employee Directors, as amended, and Amendments No. 3 to each of the 1991 Incentive Plan and the 1991 Non-Employee Directors' Plan.


                                              FOR      AGAINST    ABSTAIN
                                            [     ]    [     ]    [     ]

                                I (we) will [     ]    will not   [     ]

                                     attend the Annual Meeting in person

                                     PROXY DEPARTMENT
                                     NEW YORK, N.Y. 10203-0061

SIGNATURE(S): __________________ DATE: ______________

IMPORTANT: Please sign exactly as name or names appear hereon, and when signing as attorney, guarantor, administrator, trustee or guardian, give your full title as such. If signatory is a corporation, sign the full corporate name by a duly authorized officer. If shares are held jointly each shareholder named should sign.

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